As filed with the Securities and Exchange Commission on August 20, 1996
                                                      SEC File No. 0-22720
                                                      Registration  No.  33-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933
                         --------------------------

                           CYCLO3PSS CORPORATION
            (Exact name of Registrant as specified in its charter)
          Delaware                                       87-0455642
          --------                                       ----------
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                          3646 West 2100 South
                       Salt Lake City, Utah 84120
                (Address of principal executive offices)
                ----------------------------------------

                    Consulting Agreement of John Sloan
                          (Full title of plans)

                            John M. Williams
                          Cyclo3pss Corporation
                          3646 West 2100 South
                        Salt Lake City, UT 84120
                (Name and address of agent for service)

                             (801) 972-9090
                 (Telephone number of agent for service)
                 --------------------------------------

                            with copies to:

                         A.O. Headman, Jr., Esq.
                       Cohne, Rappaport & Segal, P.C.
                     525 East First South, Fifth Floor
                        Salt Lake City, UT 84102
                            (801) 532-2666

                    CALCULATION OF REGISTRATION FEE

Title of Securities             Amount to be            Proposed Maximum
to be Registered                Registered              Offering Price Per Unit
- -----------------               ------------            -----------------------
Common Stock                    300,000(1)              $1.15(2)

Proposed Maximum                Amount of
Aggregate Offering Price        Registration Fee
- ------------------------        ----------------
$345,000.00                     $119.00

        TOTAL                   $119.00


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events. Represents 300,000 shares issuable under a Consulting Agreement entered into by the Registrant and John Sloan dated August 14, 1996.

(2) Estimated solely for purposes of calculating the registration fee for 300,000 shares issuable under the Consulting Agreement.


[PAGE]

                             EXPLANATORY NOTE

         Pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act"), an Information Statement will be distributed to John Sloan under a written compensatory agreement. The Information Statement and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of the Securities Act.
                     ____________________________________

                                 PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement


                                PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents By Reference

         The following documents filed by Cyclo3pss Corporation with the Securities and Exchange Commission as of their respective dates are incorporated by reference in this registration statement:

            (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ending February 29, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

            (b) Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended May 31, 1996, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended February 29, 1996.

            (c) The description of Registrant's common stock contained in the Registration Statement on Form 10-SB filed with the Commission on October 26, 1993, including any amendments or reports filed for the purpose of updating such description.

                                        2
[PAGE]

         All documents filed by the Registrant pursuant to Sections 13(a), 13
(c) 14 and 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus which is a part of this Registration Statement and prior to the termination of the offering of these shares of common stock offered thereby, shall be deemed to be incorporated by reference and to be a part of the Prospectus from the date of filing of such document. Any statement contained in a document incorporated by reference herein or contained herein shall be deemed to be modified or superseded to the extent that a statement herein, or in a document subsequently incorporated by reference herein, shall modify or supersede such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

ITEM 4.  Description of Securities

         Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.  Interests of Named Experts and Counsel

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers

         As permitted by sections 102 and 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of alleged breach of a director's fiduciary duty except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situation described above.

         The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the Bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

         There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

                                      3
[PAGE]

ITEM 7.  Exemption From Registration Claimed

         Not Applicable.

ITEM 8.  Exhibits

         The following exhibits are filed as part of this Registration
         Statement:

         Exhibit
         Number                 Description

         4.1                    Consulting  Agreement-John Sloan

         5.1                    Opinion Regarding Legality and Consent

         23.1                   Consent of Price Waterhouse, LLP

         23.2                   Consent of Ernst & Young, LLP

         25.1                   Power of Attorney-Located on Signature Page


ITEM 9.  Undertakings

         (a) Rule 415.   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                                     4

[PAGE]

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable each filing of an employee benefit plan's annual report pursuant to section 15
(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.
                                    5
[PAGE]




                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FORM S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 16th day of August, 1996.

CYCLO3PSS CORPORATION


By /s/ John M. Williams                      By /s/ Alice Hart
- ------------------------------               ---------------------------
John M. Williams                             Alice Hart
Chief Executive Officer                      Principal Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints each of John M. Williams and William R. Stoddard as true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and restitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney
- -in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Date               Title                      Signature

August 16, 1996         Chief Executive           /s/ John M. Williams
                        Officer                   ---------------------
                                                  John M. Williams

August 16, 1996         President/Director        /s/ William R. Stoddard
                                                  ---------------------
                                                  William R. Stoddard

August 16, 1996         Director                  /s/ Robert F. Wrigley
                                                  ---------------------
                                                  Robert F. Wrigley

August __, 1996         Director                  ---------------------
                                                  Steve Sarich, Jr.

August __, 1996         Director                  ---------------------
                                                  J. Bruce Bailey


                                  6